                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                        MCI COMMUNICATIONS CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                        MCI COMMUNICATIONS CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF MCI APPEARS HERE]




                            NOTICE OF ANNUAL MEETING

                              AND PROXY STATEMENT








                                          TIME:
                                             MONDAY, APRIL 17, 1995
                                             AT 12:00 p.m.

                                          PLACE:
                                             NORTH CAROLINA BAR CENTER
                                             8000 WESTON PARKWAY
                                             CARY, NORTH CAROLINA

                                          MCI COMMUNICATIONS CORPORATION

[LETTERHEAD OF MCI APPEARS HERE]

                                                                  March 10, 1995

Dear Stockholder:

  This year's annual meeting of stockholders will be held at the North Carolina Bar Center, 8000 Weston Parkway, Cary, North Carolina, on Monday, April 17, 1995, at 12:00 p.m. (E.D.T.). You are cordially invited to attend.

  The Notice of Annual Meeting of Stockholders and a Proxy Statement, covering the formal business to be conducted at the meeting, follow this letter.

  At the annual meeting, the formal business for the stockholders will consist of the election of directors and the approval of the board's selection of independent accountants. Regardless of the number of shares you own, it is important that you carefully consider and vote on these matters and such other business as may come before the meeting.

  In order to ensure that your shares will be voted at the meeting, please complete, date and sign the accompanying proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                          Very truly yours,

                                          /s/ Bert C. Roberts, Jr.

                                          Bert C. Roberts, Jr.
                                          Chairman of the Board of Directors

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The annual meeting of stockholders of MCI COMMUNICATIONS CORPORATION will be held at the North Carolina Bar Center, 8000 Weston Parkway, Cary, North Carolina, on Monday, April 17, 1995, at 12:00 p.m. (E.D.T.), for the following purposes:

    (1) election of four directors by the holders of Common Stock, each to serve for a term of three years;

    (2) election of two Class A directors by the holders of Class A Common Stock, each to serve for a term of one year;

    (3) approval of the appointment by the board of directors of Price Waterhouse LLP as independent accountants for the year ending December 31, 1995; and

    (4) transaction of such other business as may properly come before the meeting and any adjournment thereof.

  Only stockholders of record at the close of business on February 17, 1995, are entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of stockholders entitled to vote will be kept at 7000 Weston Parkway, Cary, North Carolina, for a period of ten days prior to the meeting.

Dated: March 10, 1995

                                          By order of the board of directors,

                                          /s/ C. Bolton-Smith, Jr.

                                          C. Bolton-Smith, Jr.
                                          Secretary

                         MCI COMMUNICATIONS CORPORATION
                         1801 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20006

                                PROXY STATEMENT

PROXY SOLICITATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of MCI COMMUNICATIONS CORPORATION ("MCI" or the "Company") for use at the annual meeting of stockholders to be held on Monday, April 17, 1995, at 12:00 p.m. (E.D.T.), at the North Carolina Bar Center, 8000 Weston Parkway, Cary, North Carolina, or at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The Company's 1994 Annual Report, which contains MCI's financial statements for the year ended December 31, 1994, this Proxy Statement and a form of proxy are being mailed on or about March 10, 1995, to stockholders of record at the close of business on February 17, 1995, the record date for the meeting.

  The cost of soliciting proxies, which will be borne by the Company, consists of expenses of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners. Solicitation may also be made by the Company's officers, directors or regular employees, personally or by telephone. The firm of Georgeson & Co. Inc., New York, New York, has been retained to assist in the solicitation of proxies for the annual meeting at an estimated fee of $18,000 plus direct out-of-pocket expenses.

REVOCABILITY OF PROXY

  Execution of a proxy will not affect your right to attend the annual meeting and to vote in person. You may revoke your proxy any time before it is voted, either by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of your revocation or by attending and voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATE, VOTING RIGHTS AND VOTING PROCEDURE

  Only stockholders of record at the close of business on February 17, 1995, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. On the record date, the Company had two outstanding classes of capital stock: Common Stock, par value $.10 per share ("Common Stock"); and Class A Common Stock, par value $.10 per share ("Class A Common Stock"). On the record date, there were 544,745,597 shares of Common Stock and 135,998,932 shares of Class A Common Stock outstanding and entitled to vote at the annual meeting.

  Unless otherwise noted, the term director(s), when used in this Proxy Statement, shall include the Class A directors.

  Holders of Common Stock will vote as a class on the election of directors. Holders of Class A Common Stock will vote as a class on the election of the Class A directors. The holders of Common Stock and Class A Common Stock vote as a single class with regard to all other matters to be acted upon at the annual meeting.

  In the election of directors, voting is cumulative. This means that each stockholder has the right to cast as many votes in the aggregate as equals the number of votes to which that stockholder is entitled on other matters multiplied by the number of directors to be elected by such stockholder's class (four directors by the holders of Common Stock and two Class A directors by the holders of Class A Common Stock at this meeting). Each stockholder may cast the whole number of votes so computed for one candidate, or may distribute them among the candidates, as such stockholder chooses. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

  Approval of a proposal to be voted upon at the meeting requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to be cast. An abstention from voting will be tabulated as a vote withheld in the election of directors and will have no influence on the voting results. In addition, an abstention from voting on a proposal voted upon at the meeting will have the same effect as votes cast against such proposal. An abstention will be included in computing the number of shares present for purposes of determining the presence of a quorum at the meeting.

  Brokers holding shares in street name for beneficial owners must vote those shares according to instructions, if any, they receive from the owners. Under applicable rules, if instructions are not received, brokers do have authority to vote the shares in their discretion on certain matters, in this case, on the election of directors and the approval of the appointment of the Company's independent accountants. Therefore, failure of stockholders to provide instructions to their brokers will not prevent votes from being cast by the broker in its discretion with respect to the election of directors or the approval of the appointment of the Company's independent accountants.

  At the meeting, votes will be tabulated by inspectors of election appointed by the Chairman of the Company's board of directors. The Company's by-laws provide that a majority of the votes entitled to be cast by the holders of all shares of the Company's capital stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

  Each proxy returned to the Company will be voted in accordance with the instructions the holder of record indicates on the proxy form. If no instructions are provided, proxies will be voted as follows: proxies for Common Stock will be voted FOR the election as directors of the four nominees and FOR the approval of the appointment of Price Waterhouse LLP as independent accountants for the year ending December 31, 1995; proxies for the Class A Common Stock will be voted FOR the election as Class A directors of the two nominees and FOR the approval of the appointment of Price Waterhouse LLP as independent accountants for the year ending December 31, 1995; and proxies for shares held in the Company's employee stock ownership and 401(k) plans will be voted by the trustee in the same percentages as those proxies received by the trustee which gave instructions for voting. Your vote will be held in confidence when required by applicable law. Unless you instruct otherwise, the persons named as proxies may distribute cumulative votes unequally among those nominees for whom you have indicated the shares are to be voted.

  The Company knows of no reason why any nominee for election as a director would be unable to serve. Nevertheless, should one or more nominees become unable to serve, all proxies, except where a contrary instruction has been given, will be voted in accordance with the best judgment of the persons named as proxies. The board of directors knows of no matter, other than those discussed in this Proxy Statement, to be presented at the annual meeting. If, however, any other matter properly comes before the meeting or any adjournment thereof, all proxies will be voted on such matters by the named proxies in accordance with their best judgment.

                             ELECTION OF DIRECTORS

  The Company's by-laws provide that the number of directors shall not be less than three nor more than sixteen, as determined by the board of directors from time to time. Mr. Richard T. Liebhaber retired from the board in December 1994 and Mr. C. B. Rogers, Jr. resigned from the board in February 1995. As a result, the board of directors currently consists of 12 members, divided into four classes: two classes of three directors each, one class of four directors and one class of two Class A directors. The holders of the Company's Common Stock elected all current directors, except Mr. Taylor, who was elected by the board at its September

1994 meeting. The by-laws also provide that directors elected by the holders of Common Stock shall be elected for three-year terms and that one class of such directors shall be elected at each annual meeting of stockholders. At this annual meeting, the class of directors whose terms then expire are to be elected for terms expiring at the annual meeting in 1998.

  British Telecommunications plc ("BT"), the holder of all outstanding shares of Class A Common Stock elected the Class A directors on September 30, 1994, the date BT acquired all outstanding shares of Class A Common Stock. BT has the right to elect one additional Class A director, but has to date chosen not to do so. The Class A directors are to be elected for a one-year term at each annual meeting.

  The table below sets forth certain information as of December 31, 1994, with respect to the six candidates for election as directors at this annual meeting and the remaining six directors of the Company whose terms do not expire this year.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL
                                                   DIRECTOR   OWNERSHIP OF
NAME, AGE AND PRINCIPAL OCCUPATION                  SINCE   COMMON STOCK (1)
- ----------------------------------                 -------- -----------------
Directors Whose Terms Expire in 1995 and who are
 Nominees for Terms Expiring in 1998

Michael H. Bader (65)(A).........................    1968         401,874(2)
Member of the law firm of Haley Bader & Potts
P.L.C.; Chairman of radio stations WGLL and WCBG
from 1983 to 1993; Chairman of radio station WTHU
from 1988 to 1993; Vice President of Bach 'n Roll
Radio of Brandon, Inc. since 1989.

Gordon S. Macklin (66)(A)........................    1988          34,000(3)
Chairman of White River Corporation, a financial
services company, since 1993; Chairman of
Hambrecht & Quist, a venture capital and
investment banking company, from 1987 to 1992; a
director of Fund American Enterprises Holdings,
Inc., Martin Marietta Corporation, Mediamune
Inc., Fusion System Inc., InfoVest Inc. and
director or managing general partner, as the case
may be, of several of the investment companies in
the Franklin and Templeton Groups of Funds.

Bert C. Roberts, Jr. (52)(C).....................    1985       1,396,340(4)
Chairman of the Board of MCI since 1992; Chief
Executive Officer of MCI since 1991; President
and Chief Operating Officer of MCI from 1985 to
1992.

Richard B. Sayford (64)(B).......................    1980          30,990(5)
President and Chief Executive Officer of
Strategic Enterprises, Inc., a management
consulting firm, since 1986; a director of
Medtrac, Inc. and Laser Technologies, Inc.

Class A Directors Whose Terms Expire Annually and
 Who are Candidates for Election

Michael L. Hepher (51)...........................    1994               0
Group Managing Director of BT and a member of its
board of directors since 1991; a director of
Grand Metropolitan plc; formerly Chairman and
Managing Director of Lloyds Abbey Life plc.
Alfred T. Mockett (46)...........................    1994               0
Managing Director, Global Communications, BT,
since 1994; other executive positions within BT
since 1991; Managing Director of Memorex Telex NV
prior to 1991.
Directors Whose Terms Expire in 1996

Judith Areen (50)(A)(C)..........................    1992          20,000(6)
Executive Vice President for Law Center Affairs
and Dean of the Law Center, Georgetown
University, since 1989; Professor of Law, Law
Center, Georgetown University, since 1976.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL
                                                   DIRECTOR   OWNERSHIP OF
NAME, AGE AND PRINCIPAL OCCUPATION                  SINCE   COMMON STOCK (1)
- ----------------------------------                 -------- -----------------
Gerald H. Taylor (53)............................    1994        553,377(7)
President and Chief Operating Officer of MCI
since July 1994; President and Chief
Operating Officer of MCI Telecommunications
Corporation ("MCIT") since April 1994;
Executive Vice President and Group Executive of
MCIT from 1993 to April 1994; Executive Vice
President of MCIT from 1990 to 1993.

Judith Whittaker (56)(B).........................    1985         36,000(8)
Vice President--Legal of Hallmark Cards,
Incorporated, a greeting card and gift
manufacturing company, since 1992; Associate
General Counsel of Hallmark Cards, Incorporated,
for more than five years prior thereto; Vice
President and General Counsel of Univision
Holdings, Inc., a subsidiary of Hallmark Cards,
Incorporated, from 1988 to 1992; a director of
Harmon Industries, Inc.

Directors Whose Terms Expire in 1997

Clifford L. Alexander, Jr. (61)(A)(C)............    1982         50,000(9)
President of Alexander & Associates, Inc.,
management consultants, since 1981; a director of
Dreyfus 3rd Century Fund, Dreyfus General Family
of Funds, Equitable Resources, Inc., Mutual of
America Life Insurance Company, Dun & Bradstreet
Corporation and a member of the Board of
Governors of the American Stock Exchange.

Richard M. Jones (68)(B).........................    1988         30,000(10)
Chairman and Chief Executive Officer of Guaranty
Federal Savings Bank from 1989 to 1991; a
director of Applied Power Inc., Illinois Tool
Works Inc., Baker-Fentress & Company and Guaranty
Federal Savings Bank.

John R. Worthington (64).........................    1968        641,389(11)
General Counsel of MCI since 1971; Senior Vice
President of MCI since 1979.

- --------
(A) Member of the Audit Committee.
(B) Member of the Compensation Committee.
(C) Member of the Nominating Committee.

  (1) Unless otherwise noted, each person has sole voting power and sole investment power with respect to the securities reported, except with respect to shares of Common Stock allocated to accounts under the Company's Employee Stock Ownership Plan ("ESOP"), which includes a 401(k) Plan, with respect to which shares such person has sole voting power only. Where indicated, the data also includes shares which each person had the right to acquire upon exercise of stock options within sixty days of December 31, 1994, and also shares covered by awards of restricted stock. As of December 31, 1994, no individual officer or director beneficially owned more than 1% of the outstanding shares of the Company's capital stock.

  (2) Includes 10,000 shares of Common Stock Mr. Bader has the right to acquire pursuant to the exercise of stock options. Mr. Bader shares voting and investment power with respect to all shares other than those which he has the right to acquire pursuant to the exercise of such stock options. Mr. Bader is one of seven trustees for the William G. McGowan Charitable Fund, Inc.; he does not, however, have voting or investment power over any of the Common Stock held by such Fund.

  (3) Includes 10,000 shares of Common Stock Mr. Macklin has the right to acquire pursuant to the exercise of stock options. Does not include 3,200 shares of Common Stock owned solely by Mr. Macklin's wife, in which shares he disclaims beneficial ownership.

  (4) Includes 45,185 shares of Common Stock allocated to Mr. Roberts' ESOP account, 878,200 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options, 201,736 shares of Common Stock covered by restricted stock awards and 112,500 shares of Common Stock owned by a limited partnership in which Mr. Roberts is a general partner. Does not include 24,000 shares of Common Stock held by Mr. Roberts' wife as custodian for the benefit of their minor children, in which shares Mr. Roberts disclaims beneficial ownership.

  (5) Includes 10,000 shares of Common Stock Mr. Sayford has the right to acquire pursuant to the exercise of stock options. Does not include 800 shares of Common Stock owned solely by Mr. Sayford's wife, in which shares he disclaims beneficial ownership.

  (6) Includes 16,000 shares of Common Stock Ms. Areen has the right to acquire pursuant to the exercise of stock options.

  (7) Includes 30,513 shares of Common Stock allocated to Mr. Taylor's ESOP account, 345,394 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 150,000 shares of Common Stock covered by restricted stock awards.

  (8) Includes 10,000 shares of Common Stock Ms. Whittaker has the right to acquire pursuant to the exercise of stock options.

  (9) Includes 10,000 shares of Common Stock Mr. Alexander has the right to acquire pursuant to the exercise of stock options. Mr. Alexander shares voting and investment power with respect to all shares other than those which he has the right to acquire pursuant to the exercise of such stock options.

  (10) Includes 10,000 shares of Common Stock Mr. Jones has the right to acquire pursuant to the exercise of stock options.

  (11) Includes 29,959 shares of Common Stock allocated to Mr. Worthington's ESOP account and 325,510 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options. Does not include 147,890 shares of Common Stock owned solely by Mr. Worthington's wife, in which shares he disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  MCI, since its inception, has retained the law firm of Haley, Bader & Potts P.L.C., in which firm director Michael H. Bader is a partner, as special counsel for communications law matters. Legal fees and expenses paid by the Company to this law firm for the year ended December 31, 1994, totaled approximately $188,000. It is anticipated that the Company will pay Haley Bader & Potts P.L.C. an amount in excess of $60,000 in 1995 in respect of services rendered and to be rendered to the Company and its subsidiaries during that year.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The share ownership of the Chief Executive Officer, Bert C. Roberts, Jr., and of Gerald H. Taylor and of all other directors is set forth in the table appearing elsewhere in this Proxy Statement under the caption "Election of Directors." The following table sets forth the number of shares beneficially owned by each of the other three executive officers named in the compensation tables set forth elsewhere in this Proxy Statement and by all executive officers and directors as a group.

                                                           NUMBER OF SHARES
NAME, AGE AND PRINCIPAL OCCUPATION                       BENEFICIALLY OWNED(1)
- ----------------------------------                       ---------------------
Timothy F. Price (41)...................................         207,073(2)
Executive Vice President of MCIT and Group President of
Communications Services Group since 1994; President,
Business Markets for MCIT from 1993 to 1994; President
of MCI Business Services for MCIT from 1992 to 1993;
Senior Vice President of MCIT from 1990 to 1992; a Vice
President of MCIT from 1984 to 1990.

Daniel E. Crawford (55).................................         383,203(3)
Executive Vice President of MCI Global Access
Corporation since 1994; Chief Operating Officer of
AVANTEL S.A. de C.V. ("AVANTEL") since 1994 (4);
President of Network Services Division from 1990 to
1994; President of MCIT Southwest Division from 1989 to
1990.

                                                           NUMBER OF SHARES
NAME, AGE AND PRINCIPAL OCCUPATION                       BENEFICIALLY OWNED(1)
- ----------------------------------                       ---------------------
Douglas L. Maine (46)...................................         275,161(5)
Executive Vice President of MCI since 1994; Chief
Financial Officer of MCI since 1992; President of MCIT
Southern Division from 1990 to 1992; Senior Vice
President of MCI from 1988 to 1994.
All executive officers and directors as a group. (6)....       5,179,874(7)

- --------

  (1) Unless otherwise noted, each person has sole voting power and sole investment power with respect to the securities reported, except with respect to shares of Common Stock allocated to accounts under the Company's ESOP, which includes a 401(k) Plan, with respect to which shares such person has sole voting power only. Where indicated, the data also includes shares which each person had the right to acquire upon exercise of stock options within sixty days of December 31, 1994, and also shares covered by awards of restricted stock.

  (2) Includes 8,890 shares of Common Stock allocated to Mr. Price's ESOP account, 94,840 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 100,000 shares of Common Stock covered by restricted stock awards.

  (3) Includes 6,068 shares of Common Stock allocated to Mr. Crawford's ESOP account, 322,550 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 40,000 shares of Common Stock covered by restricted stock awards. Does not include 2,240 shares of Common Stock owned solely by Mr. Crawford's wife and 10 shares of Common Stock held by his wife as custodian for the benefit of a minor child, in all of which shares he disclaims beneficial ownership.

  (4) AVANTEL is a business venture in Mexico formed by the Company and Grupo Financiero Banamex Accival S.A. de C.V. MCI Global Access Corporation is the MCI subsidiary which is the stockholder of the Company's shares of AVANTEL.

  (5) Includes 15,414 shares of Common Stock allocated to Mr. Maine's ESOP account, 226,490 shares of Common Stock he has the right to acquire pursuant to the exercise of stock options and 20,000 shares of Common Stock covered by restricted stock awards.

  (6) This group includes the Company's executive officers, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934, and its directors, a total of 22 persons.

  (7) Includes 173,130 shares of Common Stock allocated to officers' accounts under the ESOP, 2,995,353 shares of Common Stock that officers and directors have the right to acquire pursuant to the exercise of stock options and 731,736 shares granted to officers pursuant to restricted stock awards. Officers and directors have shared voting and investment power with respect to 431,874 of these shares of Common Stock.

  The following table sets forth the number of shares beneficially owned by holders of 5% or more of the Company's capital stock outstanding as of December 31, 1994, based solely on the statements on Schedules 13G and 13D received by the Company.

                                                    AMOUNT AND
                     NAME AND ADDRESS OF             NATURE OF       PERCENT OF
TITLE OF CLASS         BENEFICIAL OWNER        BENEFICIAL OWNERSHIP    CLASS
- --------------       -------------------       --------------------  ----------
Common Stock    Mellon Bank Corporation        28,798,000 shares(1)     5.3%
                One Mellon Bank Center
                Pittsburgh, Pennsylvania
Class A         British Telecommunications plc 135,998,932 shares(2)    100%
 Common Stock   81 Newgate Street
                London U.K.

- --------
  (1) Mellon Bank Corporation has (i) sole voting power with respect to 5,193,000 of these shares, (ii) shared voting power with respect to 174,000 of these shares, (iii) sole investment power with respect to 5,485,000 of these shares and (iv) shared investment power with respect to 3,394,000 of these shares.

  (2) BT has sole voting and investment power with respect to all these shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of the fiscal year ended December 31, 1994, the Company is not aware of any directors or executive officers who have not timely filed reports required by Section 16(a) of the Securities Exchange Act of 1934 during or in respect of such fiscal year, except for Fred Briggs, an executive officer, who inadvertently omitted a stock holding on his initial Form 3 and subsequently reported it on his Form 5.
               BOARD OF DIRECTORS' COMMITTEES, MEETINGS AND FEES


  To assist the board of directors in managing the Company's business and affairs, the Company's board has constituted from among its members a number of committees, including an Audit Committee, a Compensation Committee and a Nominating Committee. The functions of the Audit Committee include review, with the independent accountants and the internal auditors, of the audit plan and results of their audits, review of any significant consulting services provided by the independent accountants, consideration of the range of audit and non-audit fees and review of the adequacy of the Company's system of internal accounting controls. The functions of the Compensation Committee include determining the salary and incentive compensation of the Chief Executive Officer ("CEO") and the Chief Operating Officer ("COO"), review of the Company's executive compensation and administering the Company's Stock Option Plans, Executive Incentive Compensation Plan ("EICP") and 1990 Stock Purchase Plan. The Nominating Committee considers potential nominees for election to the board of directors and administers the 1988 Directors' Stock Option Plan and the Board of Directors' Deferred Compensation Plan. The Nominating Committee will consider recommendations by stockholders for nominees for election as directors at the 1996 annual meeting submitted by November 10, 1995. Recommendations should be sent to the Company's Secretary at the Company's headquarters, identifying the nominee by name and providing pertinent information concerning the nominee's background, experience and qualifications.

  During the year ended December 31, 1994, the board of directors had ten regular meetings and one special meeting. The Audit Committee met twice, the Compensation Committee met four times and the Nominating Committee met once. Each of the Company's directors attended at least 75% of the total of (1) the number of meetings of the board of directors and (2) the number of meetings held by all committees of the board on which such director served during the period for which such director was a member of such committee(s).

  During 1994, directors of the Company who were not officers were entitled to receive a retainer of $2,250 per month and an additional $1,500 for each meeting of the board of directors which they attended and for each committee meeting they attended that was not held on a day on which a meeting of the board of directors was held. In addition, the Chairmen of the Audit and Compensation Committees received an additional retainer of $300 per month, and each member of the Audit and Compensation Committees who attended an Audit or Compensation Committee meeting on the same day a board of directors meeting was held were paid an additional $700 for each such meeting attended. Directors also were reimbursed for actual out-of-pocket travel expenses incurred in connection with attendance at board and/or committee meetings. Retainers and travel expense reimbursements for the Class A directors are paid to BT. Effective July 1, 1994, the Company's board adopted a deferred compensation plan which allows non-employee directors to elect to defer monthly retainer and meeting fees that would otherwise be paid to them. The Company may invest deferred amounts in mutual funds in accordance with the director's preference. When the elected deferral period expires, the director receives the deferred amount adjusted for investment performance. At this time only two directors have made deferral elections.

  In 1989, the Company's stockholders approved the 1988 Directors' Stock Option Plan (the "Directors' Plan") and reserved 1,000,000 shares of Common Stock for issuance pursuant to such plan. Under the Directors' Plan, each non-employee director is automatically granted, upon election to the board, a five-year option to purchase 40,000 shares of Common Stock at the closing price of the Common Stock on the date of grant. Options are exercisable after the first anniversary of the date of grant in cumulative installments of up to 25% for each year outstanding. The option price is payable upon exercise of the option either in cash, by surrender of shares of Common Stock having a fair market value on the date of receipt by the Company equal to the option price or by such other means as the Nominating Committee may prescribe. Payment of the option price by surrender of shares may be made only once every 90 days. The Directors' Plan provides for automatic grants of similar options to all new non-employee directors elected to the board. Upon the fifth anniversary of the date of grant of options, any unexercised portion of the grant is canceled, and a new option for 40,000 shares is automatically granted.

  Neither the board of directors nor the Nominating Committee has authority to change the number of shares granted to directors, change the pricing formula or vesting schedule or selectively determine which of the non-employee directors shall receive options pursuant to the Directors' Plan. Options are transferable only by will or under the laws of descent and distribution. With certain exceptions, each option may be exercised only by the optionee and only if the optionee is a director of the Company.

  As of December 31, 1994, options to purchase 800,000 shares of Common Stock have been granted pursuant to the Directors' Plan, which options have an average per share exercise price of $17.3781. During the year ended December 31, 1994, no options were exercised by participating directors.

                       RUMUNERATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE


                                                                              LONG TERM
                                                                         COMPENSATION AWARDS
                                         ANNUAL                        -----------------------
                                      COMPENSATION                      RESTRICTED  SECURITIES
                                     ----------------   OTHER ANNUAL      STOCK     UNDERLYING    ALL OTHER
NAME AND PRINCIPAL                   SALARY   BONUS   COMPENSATION (1) AWARD(S) (2)  OPTIONS   COMPENSATION (3)
POSITION                       YEAR    ($)     ($)          ($)            ($)         (#)           ($)
- ------------------             ----  ------- --------  --------------- ------------ ---------- ----------------
Bert C. Roberts, Jr..........  1994  850,000  900,000      69,460         896,000    180,000       $49,011
Chairman and                   1993  800,000  900,000     459,869       2,059,500    180,000        41,534
Chief Executive Officer        1992  725,000  800,000      22,180       1,342,000    160,000        44,686

Gerald H. Taylor.............  1994  457,885  500,000      12,387         560,000    112,000        36,480
President and                  1993  307,800  220,175     106,883       2,874,187     90,000        31,056
Chief Operating Officer        1992  275,000  188,675       3,685         335,500     70,000        32,292

Timothy F. Price.............  1994  330,385  270,250       6,181         560,000    110,000        21,991
Group President of the         1993  245,000  130,000           0       1,753,187     51,000        16,703
Communications Services        1992  200,019   81,150           0         167,750     49,000        20,705
Group of MCIT

Daniel E. Crawford...........  1994  285,000  157,775       8,574               0     70,000        32,396
Executive Vice President of    1993  259,500  185,875      38,787         514,875     70,000        26,790
MCI Global Access Corporation  1992  235,000  188,675       2,991         335,500     70,000        29,676


Douglas L. Maine.............  1994  245,000  182,000       4,132               0     67,000        25,320
Executive Vice President and   1993  226,000  124,675      14,927         235,625     51,000        18,689
Chief Financial Officer        1992  218,000  102,000           0         346,500     51,000        22,516

- --------
  (1) Represents taxes paid on behalf of the executive as the result of the purchase of an annuity to discharge the Supplemental Pension Plan's obligation to the executive. These amounts reduce dollar for dollar the actual amount of pension to be paid to the executive upon retirement.

  (2) Values indicated above are based on the market price on date of grant. As of December 31, 1994, these executive officers held the following restricted shares in the aggregate, valued as indicated based on the market price on December 31, 1994: Mr. Roberts, 201,736 shares, valued at $3,691,065; Mr. Taylor, 150,000 shares, valued at $2,741,250; Mr. Price, 100,000 shares, valued at $1,827,500; Mr. Crawford, 40,000 shares, valued at $731,000; and Mr. Maine, 20,000 shares, valued at $365,500. Dividends on the restricted shares are held by the Company until the restrictions are removed.

  (3) Consists of the following: (1) contributions by the Company to the executives' accounts under the MCI ESOP and 401(k); and (2) all premiums paid by the Company for executive life insurance during the year. The values of the two components for each executive officer are: Mr. Roberts (1) $19,806 and (2) $29,205; Mr. Taylor (1) $19,806 and (2) $16,674; Mr. Price (1) $18,498 and (2)
$3,493; Mr. Crawford (1) $19,526 and (2) $12,870; and Mr. Maine (1) $19,588 and
(2) $5,732.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                         NUMBER OF  % OF TOTAL
                         SECURITIES  OPTIONS                               POTENTIAL REALIZABLE VALUE AT
                         UNDERLYING GRANTED TO  EXERCISE                ASSUMED ANNUAL RATES OF STOCK PRICE
                          OPTIONS   EMPLOYEES   OR BASE                  APPRECIATION FOR OPTION TERM (2)
                          GRANTED   IN FISCAL    PRICE    EXPIRATION ---------------------------------------------
NAME                      (#) (3)      YEAR    ($/SH) (4)  DATE (5)  0% ($) (6)     5% ($)             10% ($)
- ----                     ---------- ---------- ---------- ---------- ---------- --------------     ---------------
Bert C. Roberts, Jr.....    180,000    0.847%   26.8750    02/01/04     $ 0     $    3,042,288     $     7,709,778
Gerald H. Taylor........     92,000    0.433%   26.8750    02/01/04       0          1,554,947           3,940,553
                             20,000    0.094%   23.3750    05/23/04       0            294,012             745,074
Timothy F. Price........     70,000    0.329%   26.8750    02/01/04       0          1,183,112           2,998,247
                             20,000    0.094%   23.3750    05/23/04       0            294,012             745,074
                             20,000    0.094%   18.8750    12/07/04       0            237,410             601,640
Daniel E. Crawford......     70,000    0.329%   26.8750    02/01/04       0          1,183,112           2,998,247
Douglas L. Maine........     51,000    0.240%   26.8750    02/01/04       0            861,982           2,184,437
                             16,000    0.075%   23.3750    05/23/04       0            235,210             596,059
                         -----------------------------------------------------------------------------------------
All Optionees (7)....... 22,238,717   100.00%   26.4007     various       0        357,387,627         905,695,269
All Stockholders........        N/A      N/A        N/A         N/A       0      7,849,751,060 (8)  19,892,724,598 (8)

- --------
  (1) The Company did not grant any stock appreciation rights during the last or any prior fiscal year.

  (2) The potential realizable value uses the hypothetical rates imposed by the SEC and is not intended to forecast future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for this valuation as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. In fact, the Company disavows the ability of this or any other valuation model to predict or estimate the Company's future stock price or to place a reasonably accurate present value on the options because all models depend on assumptions about the stock's future price movement, which is simply unknown. Also note that the value indicated is a net amount, since the aggregate exercise price has been deducted from the final appreciated value and that 5% and 10% appreciation would result in per share prices of approximately $29.93 and $47.66, respectively, as of December 31, 2004.

  (3) Grants become exercisable to the extent of one-third of the shares covered thereby on each of the first, second and third anniversary of the grant. Vesting may be accelerated upon a reorganization event or upon a tender offer for 30% or more of the Company's voting stock by a third party in accordance with plan provisions.

  (4) The exercise price of the options is equal to the fair market value of the underlying stock on the date of grant.

  (5) All options granted in 1994 expire ten years from the date of grant.

  (6) Unless the stock price increases, which will benefit all stockholders commensurately, an optionee will realize no gain.

  (7) As of December 31, 1994, this group consisted of 4,195 employees.

  (8) Values were calculated using the total shares outstanding (including Class A Common Stock which is convertible into Common Stock) as of December 31, 1994 (679,273,376 shares) and using a base price of $18.375.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                VALUE OF UNEXERCISED
                                                      NUMBER OF SECURITIES          IN-THE-MONEY
                           SHARES                    UNDERLYING UNEXERCISED       OPTIONS AT FY-END
                          ACQUIRED                    OPTIONS AT FY-END (#)            ($) (1)
                         ON EXERCISE VALUE REALIZED ------------------------- -------------------------
NAME                         (#)          ($)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ----                     ----------- -------------- ------------------------- -------------------------
Bert C. Roberts, Jr. ...        0             0          705,000/355,000         $3,480,600/$139,400
Gerald H. Taylor........   11,450       153,144          268,134/196,100          1,341,983/  60,988
Timothy F. Price........   35,000       346,090           42,330/160,830            245,520/  36,316
Daniel E. Crawford......   32,000       553,750          252,550/140,700          1,182,559/  60,988
Douglas L. Maine........        0             0          175,490/118,510            846,129/  44,434

- --------
  (1) Options are "in-the-money" if, on December 31, 1994, the market price of the Common Stock ($18.375) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on December 31, 1994 and the aggregate exercise price of such options.

                                 PENSION PLANS

  The Company sponsors a tax-qualified defined benefit plan ("Qualified Plan") and a supplemental non-qualified defined benefit plan ("Supplemental Plan" and, together with the Qualified Plan, the "Pension Plans"). The Qualified Plan covers all employees, including executive officers, who work at least 1,000 hours in a year. The Supplemental Plan covers only the Company's key executives, including the executive officers, who work at least 1,000 hours in a year. No employee contributions are required for participation in the Pension Plans. Retirement benefits are based upon the employee's compensation during his employment with the Company or a participating subsidiary.

  Compensation used to calculate benefits includes bonuses but does not include compensation related to fringe benefits, stock options or restricted stock. During 1994, compensation for the purposes of calculating pension benefits for the Qualified Plan was limited by section 401(a)(17) of the Internal Revenue Code of 1986, as amended, (the "Code") to $150,000. The Supplemental Plan pays the incremental benefit attributable to that part of the employee's compensation which exceeds the Code limitations in any plan year.

  Employees are fully vested upon the earlier of five years of service or upon reaching age 65 while employed by the Company or a participating subsidiary. There is no partial vesting. Normal retirement is age 65, but an employee may elect to receive an actuarially-reduced pension at or after age 55 with five years of service to the Company or a participating subsidiary. In addition, the Supplemental Plan permits the Company to grant additional service and additional pension amounts to selected employees. To date, grants of additional service have been made to five retired officers.

  For employees employed after January 1, 1989, the Pension Plans provide a normal retirement benefit for each year of credited service equal to 1% of the compensation earned by the employee during that year up to the Social Security "covered compensation" level plus an additional 1.5% of compensation earned over that level. However, employees employed on or before January 1, 1993 were credited with an updated past service benefit which provides a benefit of 1% of the employee's average annual compensation (for the years 1990, 1991 and 1992) up to $21,000 and 1.5% of such compensation over $21,000 for such years multiplied by the employee's service through December 31, 1992. For employees employed on or after January 1, 1994, the Pension Plans provide a future service benefit for each subsequent year of credited service equal to a flat 1.8% of the employee's eligible compensation. Benefits payable from tax qualified plans are further limited by Code section 415; in 1994, the annual maximum benefit from the Qualified Plan was limited to $118,800. When the pension formula results in an executive's earning a benefit above the current limit, the Supplemental Plan pays the incremental portion above such limit.

  As of December 31, 1994, Messrs. Roberts, Taylor, Price, Crawford and Maine, upon normal retirement, would be entitled to approximate annual retirement benefits from the Pension Plans of approximately $754,424; $304,212; $267,445; $155,077 and $206,507, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES AND OBJECTIVES

  The Compensation Committee of the board of directors evaluates and sets the base salary and incentive compensation for the CEO and the COO, and administers the Company's Stock Option Plans and the EICP. At the beginning of 1994, Bert
C. Roberts, Jr. served as both the CEO and COO. Since Gerald H. Taylor was appointed COO mid-year, the Compensation Committee did not determine or approve his 1994 salary; rather, it was determined by the CEO in accordance with the Company's standard procedures for executive salaries described below. Mr. Taylor's salary for 1995 has been determined by the Compensation Committee. The Compensation Committee reviews, but does not evaluate, determine or approve, the compensation of the Company's other executives, which are determined by the CEO and/or COO with the assistance of the Company's human resources staff.

  The Compensation Committee consists solely of non-employee directors who are not eligible to participate in the compensation plans which they administer.

  The Compensation Committee's executive compensation objectives are (1) to ensure competitive levels of compensation that enable the Company to attract, retain and motivate executives of outstanding ability and character to lead the Company successfully in its highly competitive industry characterized by rapid technological change, innovation and significant capital investment requirements; (2) to tie a meaningful portion of compensation to the achievement of improved long term stockholder value and other business objectives through the EICP; and (3) to provide stock-based long term incentives that directly link the compensation of executives to appreciation in the Common Stock. The Compensation Committee accomplishes these objectives by periodically reviewing surveys of executive compensation and by establishing an annual EICP. Through annual grants of options and, at times, awards of restricted stock, the Compensation Committee attempts to align the financial interests of the executives with those of the Company's stockholders.

EXECUTIVE OFFICER COMPENSATION AND COMPANY PERFORMANCE

  The Company has standard salary ranges for all executive positions below the level of CEO and COO. These salary ranges are developed by the Company's human resources staff from surveys conducted by compensation consultants using competitive market data from similarly sized companies in the telecommunications industry, as well as other industries. This group of companies includes all companies that comprise the Company's peer group used in constructing the Company's performance graph. (See the section of this Proxy Statement entitled, "Five-Year Performance Comparison," below.) Salary ranges are targeted to be at approximately the median of the survey data for companies of similar size and complexity. An executive's salary within these salary ranges depends upon the executive's experience and capabilities, the executive's unique talents and strengths and the individual's contribution to the Company. The CEO and/or the COO annually review each executive's salary and performance. In this review, the CEO and/or the COO consider individual contribution, attainment of individual and business unit performance objectives and level within the salary range; however, there is no specific weight given to each criteria. The CEO and/or the COO also use salary increase guidelines established by the Company to formulate the annual merit increase. The Company periodically examines the competitiveness of both the salary increase guidelines and the salary ranges in light of industry information and corporate performance. The Compensation Committee reviews, but does not approve, the decisions regarding executives' salaries.

  The purpose of the EICP is to encourage consistent growth in stockholder value by creating a motivational environment in which compensation is contingent upon the performance of the Company, the business unit, if applicable, and the individual's performance. All executive officers participate in the EICP.

  At the beginning of the 1994 fiscal year, the Compensation Committee established an annual EICP. As provided by the EICP, target awards were established for each executive based on competitive norms and the position level of the executive. Target awards represent a specified percent of the midpoint of the executive's salary range and are designed to provide a level of total cash compensation, including salary, between the 50th and 75th percentiles for similar companies, including those in the Company's peer group, if performance goals are achieved. In 1994, in order to more closely tie the executive's incentive award with such executive's performance objectives for the year, the EICP provided the business units with more discretion in determining the individual performance measurements for each executive in the particular business unit and the resulting awards. Prior to the end of February 1994, the senior management of the business units established and weighted performance criteria for the executives in their respective business units. The performance criteria were based on each executive's individual performance objectives and either the business unit's objectives or on the Company's business plan. The performance criteria for the senior management of the business units were established by the COO and CEO and were based on the Company's business plan with consideration for individual contribution.

  The Compensation Committee also considered proposed changes to the EICP to comport with the requirements of the Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act"), which, unless certain proposed requirements are met, denies a tax deduction for certain executive compensation in excess of $1 million per year paid by publicly traded corporations to the chief executive officer and the four other most highly compensated officers. At this time, only Mr. Roberts' compensation is affected by these limitations. The enabling regulations under the Revenue Act are in proposal form and may change in 1995. The Compensation Committee has reviewed various executive compensation proposals in response to these proposed regulations but has deferred any final decisions until final regulations are adopted.

  The Company has a long history of encouraging employee ownership of the Company's Common Stock. In the belief that employees who have a proprietary interest in the Company will focus on its long term success and on building stockholder wealth, the Compensation Committee uses the Company's Stock Option Plan as a basis to create a foundation for the long term growth of the Company and increased stockholder value by providing executives and key employees with an opportunity to obtain and build a meaningful stake in the Company's future. At the beginning of each fiscal year, the Compensation Committee grants stock options to executives and key employees who are recommended by management as being in a position to continue positively impacting the Company's profitability. Option awards are focused to encourage outstanding future performance over a longer term than the EICP. Therefore, options become exercisable based on continued employment with the Company and generally remain exercisable for a period of ten years. To provide the desired level of potential stock ownership, the number of stock options granted to Company executives is targeted to be above average in comparison to executives in similar companies, including those in the Company's peer group. The number of options granted to a particular executive is based on the grade level of the executive and adjusted for individual performance. The executive's individual performance is reviewed and the targeted award is adjusted for individual performance ranked against other executives at the same grade level in the same organization or business unit. Stock options have been granted to key employees at all levels of the Company's management. The Compensation Committee also considered the amount and terms of the options and restricted stock awarded in prior years to each executive in making its determination of awards. The ultimate value of the options, if any, depends on the extent to which the Company's Common Stock appreciates in market value.

  After consideration of recommendations by the CEO (not including recommendations for grants for the CEO), the Compensation Committee may award shares of restricted stock to a limited number of key executives. This component of the Stock Option Plan not only fosters the same goals as the option program but, in addition, is designed to retain and motivate the key executives who constitute the core of the Company's management team. Grants are made based on the management's assessment of the executive's expected future contributions and strategic importance to the Company, as well as past performance. Restrictions on shares are generally removed ratably on the third, fourth and fifth anniversary of the date of the grant, provided the executive remains employed by the Company. If the executive's employment terminates before the lapse of the restrictions, any remaining restricted shares are forfeited.

OTHER EXECUTIVE COMPENSATION PLANS

  The Company sponsors other employee benefit plans for both executives and non-management employees. In addition to the Supplemental Plan relating to retirement benefits, the Company has an executive life insurance program for executives. The Compensation Committee neither administers nor makes any determinations with respect to any such plan or program, with the exception of the Employee Stock Purchase Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER AND COMPANY PERFORMANCE

  The CEO and Chairman of the Board, Bert C. Roberts, Jr., is eligible to participate in the same incentive compensation plan as the other senior executives; however, the EICP gives the Compensation Committee sole discretion to evaluate and establish his compensation with special consideration and attention. The Compensation Committee also uses its discretion in establishing Mr. Roberts' salary for the year. Mr. Gerald H. Taylor served as COO from July 1994, and the Compensation Committee determined his incentive compensation for the year with a recommendation from the CEO.

  The Compensation Committee conducts an annual evaluation of the competitiveness of Mr. Roberts' total compensation relative to the compensation of the CEOs of other similar-sized companies in the telecommunications industry as well as other industries. The Compensation Committee considers compensation data available for the companies in the Company's peer group, as well as data available from other similar-sized companies not in the peer group because it considers the market for Mr. Roberts' skills and strengths much broader than the telecommunications industry. As part of this evaluation, the Compensation Committee requests an independent compensation consultant to perform a market analysis of compensation levels and to furnish other information as needed. The CEO's salary is targeted to be approximately at the median of companies of similar size, complexity and performance. Based on a review of corporate performance relative to the Company's business plan, Mr. Roberts' individual performance, information supplied by the consultant, the expected challenges for Mr. Roberts in the coming year and other factors that the Compensation Committee in its discretion may deem relevant at that time, the Compensation Committee establishes Mr. Roberts' salary for the new fiscal year.

  Under the EICP, the Compensation Committee periodically develops special criteria for determining Mr. Roberts' annual incentive compensation award. The 1994 guidelines were: (1) overall leadership of the Company, (2) development of future strategies for the Company, (3) implementation of strategic plans, and
(4) financial measures reflecting continued increases in stockholder value. The Compensation Committee does not assign specific weights to these factors, but rather reviews them in the context of Mr. Roberts' accomplishments and the Company's performance relative to its business plan for the year.

  In its evaluation, the Compensation Committee considered the award under the EICP to Mr. Roberts' relative to the awards proposed to be paid to other executives. The Compensation Committee also took into account its perceptions concerning the business environment, competition and the Company's particular challenges in the prior fiscal year.

  Based on these factors, in February 1995, the Compensation Committee awarded Mr. Roberts an incentive bonus of $900,000 for 1994. The Compensation Committee based this award on the fact that MCI's earnings per share increased 27% from $1.04 in 1993 to $1.32 in 1994; that the Company's revenues increased nearly 12% from $11.9 billion in 1993 to $13.3 billion in 1994; that the Company maintained its operating margin in 1994, excluding unusual charges to operating earnings; and that MCI's global presence was expanded significantly, most notably through MCI's consummation of its strategic global alliance with BT and through its alliance with AVANTEL.

  During 1994, Mr. Taylor served as COO, for approximately six months. Therefore, in determining his 1994 incentive award, the Compensation Committee relied on Mr. Roberts' recommendation and other appropriate financial measures comprised of the following: an increase in operating cash flow from $1.98 billion in 1993 to $2.36 billion in 1994, an increase in operating income from $1.27 billion in 1993 to $1.46 billion in 1994, and an increase in revenue from $11.9 billion in 1993 to $13.3 billion in 1994. Neither the Compensation Committee nor Mr. Roberts assigned any specific weight to these factors, but rather used their discretion and evaluated these factors in the context of the Company's performance relative to its business plan for the year and the challenges facing Mr. Taylor in 1994. Based on these factors, the Compensation Committee awarded Mr. Taylor an incentive award of $500,000 for 1994.

  In preparation for making any decision regarding the grant of stock options and restricted stock, the Compensation Committee evaluated Mr. Roberts' and Mr. Taylor's performances relative to the guidelines described above, the Company's achievements during the year (discussed above), the awards made to them in prior years, their differing yet critical leadership roles in the Company's future success and noted the degree to which other companies have linked their CEO's and COO's long term compensation to stockholder return. The Compensation Committee also used subjective criteria it deemed relevant in its reasonable business discretion, such as its opinions about the business environment and the particular challenges for the Company as well as the potential market for Mr. Roberts' and Mr. Taylor's services, to determine the award for a particular year. In addition, the Compensation Committee considers the use of the Stock Option Plan as a means to align the financial interest of the CEO and COO with that of the Company's stockholders.

                                          Richard M. Jones
                                          Richard B. Sayford
                                          Judith Whittaker
                                          Members of the Compensation
                                           Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, no member of the Compensation Committee of the Company's board of directors was a current or former officer or employee of the Company or any of its subsidiaries. Michael H. Bader, a member of the Compensation Committee from January through April of 1994, is a partner in the law firm of Haley, Bader & Potts P.L.C., which firm performed legal services for the Company during the year ended December 31, 1994. Legal fees and expenses paid by the Company to Haley, Bader & Potts P.L.C. for the year ended December 31, 1994, exceeded $60,000.

                        FIVE-YEAR PERFORMANCE COMPARISON

  The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing the Company's cumulative, five-year stockholder returns on an indexed basis with the Standard & Poor's 500 Stock Index and either a nationally-recognized industry standard index or an index of peer companies selected by the Company. In the absence of any nationally-recognized industry standard index, the Company has selected a peer group generally consisting of the major providers of telecommunications services. The members of the peer group are the following: AT&T Corp., Sprint Corporation, NYNEX Corporation, Bell Atlantic Corporation, BellSouth Corporation, Ameritech Corporation, SBC Communications, Inc., US West, Inc., Pacific Telesis Group, and GTE Corporation. For the purpose of calculating the peer group average, the returns of each company have been weighted according to its stock market capitalization. In accordance with SEC rules, the measurements are indexed to a value of $100 at December 31, 1989, and assume that all dividends are reinvested.



                        [INSERT PERFORMANCE GRAPH HERE]

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

  The Company's board of directors, subject to stockholder approval, has selected Price Waterhouse LLP to serve as independent accountants for the Company's fiscal year ending December 31, 1995.

  A representative of Price Waterhouse LLP is expected to be present at the annual meeting. The representative will be given an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

VOTING ON THE APPOINTMENT

  The approval of the appointment of Price Waterhouse LLP as independent accountants requires the affirmative vote of a majority of votes entitled to be cast by those present in person or represented by proxy at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

  Proposals submitted by stockholders for presentation at the 1996 annual meeting must be received by the Company no later than November 10, 1995 for inclusion, if appropriate, in the Company's Proxy Statement and form of proxy relating to that meeting.

                                          By order of the board of directors,

                                          /s/ C. Bolton-Smith, Jr.
                                          C. Bolton-Smith, Jr.
                                          Secretary

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THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

ELECTION OF DIRECTORS,     NOMINEES: MICHAEL H. BADER, GORDON S. MACKLIN, BERT
                           C. ROBERTS, JR., RICHARD B. SAYFORD

                           FOR ALL NOMINEES LISTED, except vote withheld from the following nominee(s):
  FOR       WITHHELD
                           _____________________________________________________

  [_]         [_]

Approval of the Company's
appointment of independent
accountants.

  FOR   AGAINST   ABSTAIN

  [_]     [_]       [_]              The signer revokes all proxies heretofore
                                     given by the signer to vote at said meeting or any adjournment thereof. The signer hereby acknowledges receipt of the notice of the annual meeting and proxy statement.
                                     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
                                     When signing as attorney, executor,
                                     administrator, trustee or guardian, please give full title as such.

                                     Dated ___________________________, 1995

                                     ________________________________________
                                                    (Signature)
+                                    ________________________________________
+
+                                    ________________________________________
+                                           (Signature if held jointly)
++++++++
     *PLEASE MARK INSIDE BLUE BOXES SO THAT DATA   PLEASE SIGN, DATE, AND RETURN
    PROCESSING EQUIPMENT WILL RECORD YOUR VOTES*   THE PROXY CARD PROMPTLY USING
                                                   THE ENCLOSED ENVELOPE.

                                      MCI

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCI
              COMMUNICATIONS CORPORATION FOR THE ANNUAL MEETING
                           TO BE HELD APRIL 17, 1995

Clifford L. Alexander, Jr., Gerald H. Taylor, and John A. Worthington, or any of them with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all of the undersigned's shares of Common Stock at the annual meeting of stockholders of MCI COMMUNICATIONS CORPORATION to be held on April 17, 1995 at 12:00 p.m. at the North Carolina Bar Center, 8000 Weston Parkway, Cary, North Carolina, and at any adjournment thereof, in the election of directors, upon the proposals set forth on the reverse side and described in the Proxy Statement, and in their discretion with respect to such other matters as may properly be brought before the meeting or any adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations. The above named proxies cannot vote your shares unless you sign and return this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS SET FORTH IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENT THEREOF. FOR SHARES HELD IN THE COMPANY'S ESOP AND 401(K) PLANS, IF NO DIRECTION IS MADE, THE TRUSTEE WILL VOTE SHARES PURSUANT TO THE TERMS OF THE TRUST AGREEMENT.

                          (Continued on reverse side)

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                            *FOLD AND DETACH HERE*